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                                                                    EXHIBIT 99.2

                                JIN MAO LAW FIRM
                               (CHINESE CHARACTER)

 18th & 21st Floor, Universal Mansion 168, Yu Yuan Road, Shanghai 200040, China
                               (CHINESE CHARACTER)

                                  LEGAL OPINION

TO:
E-House (China) Holdings Limited
17/F Merchandise Harvest Building (East)
No. 333, North Chengdu Road
Shanghai 200041 People's Republic of China

Dear Sirs:

We have acted as legal counsel in the People's Republic of China (which for the purposes of this legal opinion, excludes the Hong Kong and Macau Special Administrative Regions of the People's Republic of China and Taiwan) ("PRC") to E-House (China) Holdings Limited (herein referred as the "E-House (China)" or the "Company") and have been asked to provide this legal opinion with regard to the laws of the PRC by the E-House (China).

We are duly qualified to practise laws within the PRC and such qualification and authorisation have not been revoked, suspended, restricted or limited in any manner whatsoever. Accordingly, we are duly qualified and authorised to issue this legal opinion.

In such capacity, we have examined copies of documents, certified or otherwise identified to our satisfaction, provided to us by E-House (China), and such other documents, corporate records, approvals, licences, permits, certificates issued by government authorities and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as photocopies, and the signatures, chops and seals on all such documents which bear such signatures, chops and seals are genuine.

We do not purport to be an expert on or to be generally familiar with or qualified to express legal opinions based on any laws other than the laws of the PRC. Therefore our opinion expressed herein relates only to the laws of the PRC currently in force, which, for the purposes of this legal opinion, include the laws, rules, regulations, orders, rulings, notices or circulars of any government, governmental or regulatory bodies of or within the PRC and all references herein to "laws of the PRC" shall be construed accordingly.

On the request of the E-House (China), and based on the foregoing, we are of the opinion that:



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On August 8, 2006, Ministry of Commerce (CHINESE CHARACTER) ("MOC"), China
Securities Regulatory Commission (CHINESE CHARACTER) ("CSRC"), State Administration for Foreign Exchange (CHINESE CHARACTER) ("SAFE") and three other PRC government departments jointly promulgated the Rules on the Mergers and Acquisitions of Domestic Enterprise by Foreign Investors (CHINESE CHARACTER) ("New M&A Rules"), which came into effect on 8 September 2006. Pursuant to Articles 39 and 40 of the New M&A Rules, the listing of offshore special purpose vehicles ("SPV"), which are directly or indirectly established or controlled by PRC entities or individuals, are subject to the prior approval from CSRC (the "CSRC Approval").

On September 21, 2006, CSRC promulgated permit guidelines on Domestic Enterprises Indirectly Overseas Issuing or Listing and Trading Their Securities (CHINESE CHARACTER) (the "CSRC Permit Guidelines"). The CSRC Permit Guidelines provide that SPVs referred to in Articles 39 and 40 of the New M&A Rules are subject to CSRC Approval. However, the CSRC Permit Guidelines do not elaborate on whether SPVs that have completed their restructuring exercises prior to 8 September 2006 must retroactively obtain the CSRC Approval.

Since the Company completed the restructuring before September 8, 2006, the effective date of the New M&A Rules, we are of the opinion that, the Company's proposed listing and trading of its ADSs on The New York Stock Exchange do not require the approval from CSRC.

This opinion is limited to the laws of the PRC currently in force. There is no guarantee that any of such laws of the PRC will not be changed, amended or revoked in the immediate future or in the longer term with or without retrospective effect.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the registration statement on Form F-1 originally filed by the Company on July 10, 2007 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement").

We also hereby consent to the use of our name under the captions "Risk Factors," "Enforceability of Civil Liabilities," "Regulation" and "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.



                                            YOURS FAITHFULLY
                                            JIN MAO LAW FIRM



                                            Signed by: /s/ Li Zhiqiang
                                            Names:     Li Zhiqiang
                                                       Senior Partner

                                            Date: July 10, 2007



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